UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 24, 2012

Date of Report (Date of earliest event reported)

TARGA RESOURCES PARTNERS LP

(Exact name of Registrant as specified in its charter)

Delaware	001-33303	65-1295427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1000 Louisiana Street, Suite 4300

Houston, TX 77002

(Address of principal executive offices)

(713) 584-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 24, 2012, Targa Resources Partners LP (the “Partnership”) entered into an Equity Distribution Agreement (the “Agreement”) with Citigroup Global Markets Inc. (“Citigroup”). Pursuant to the terms of the Agreement, the Partnership may sell from time to time through Citigroup, as the Partnership’s sales agent, the Partnership’s common units representing limited partner interests having an aggregate offering price of up to $100,000,000 (the “Units”). Sales of the Units, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices, in block transactions or as otherwise agreed by the Partnership and Citigroup.

Under the terms of the Agreement, the Partnership may also sell Units from time to time to Citigroup as principal for its own account at a price to be agreed upon at the time of sale. Any sale of Units to Citigroup as principal would be pursuant to the terms of a separate terms agreement between the Partnership and Citigroup.

The Units will be issued pursuant to the Partnership’s shelf registration statement on Form S-3 (Registration No. 333-182567).

The summary of the Agreement in this report does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.1 hereto. Legal opinions relating to the Units are included as Exhibits 5.1 and 8.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

Exhibit 1.1	Equity Distribution Agreement, dated August 24, 2012 by and among Targa Resources Partners LP and Citigroup Global Markets Inc.

Exhibit 5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the Units.

Exhibit 8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Targa Resources Partners LP

	By:	Targa Resources GP LLC its general partner

Date: August 24, 2012		/s/ Matthew J. Meloy
Matthew J. Meloy Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

Exhibit 1.1	Equity Distribution Agreement, dated August 24, 2012 by and among Targa Resources Partners LP and Citigroup Global Markets Inc.

Exhibit 5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the Units.

Exhibit 8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.